UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
 (Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 SOUTH ULSTER STREET PARKWAY SUITE 1100, DENVER, CO	80237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 757-8101

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.     Results of Operations and Financial Condition.

The press release of Apartment Investment and Management Company (“Aimco”), dated October 31, 2008, attached hereto as Exhibit 99.1 is furnished herewith. Aimco will hold its third quarter 2008 earnings conference call on October 31, 2008, at 1:00 p.m. Eastern time. You may join the conference call through an Internet audiocast by clicking on the Webcast link on Aimco’s website at www.aimco.com/CorporateInformation/Overview.aspx. Alternatively, you may join the conference call by telephone by dialing 800-860-2442, or 412-858-4600 for international callers, and indicating you wish to join the Apartment Investment and Management Company Third Quarter 2008 earnings conference call. If you wish to participate, please call approximately five minutes before the conference call is scheduled to begin.

If you are unable to join the live conference call, you may access the replay for seven days on Aimco’s website or by dialing 877-344-7529 (412-317-0088 for international callers) and using passcode 423670. Please note that the full text of the press release and supplemental schedules are available through Aimco’s website at www.aimco.com/CorporateInformation and click on Quarterly Earnings Releases under the Investor Information menu. The information contained on Aimco’s website is not incorporated by reference herein.

ITEM 9.01.      Financial Statements and Exhibits.

The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Third Quarter 2008 Earnings Release dated October 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 31, 2008

APARTMENT INVESTMENT AND
MANAGEMENT COMPANY

/s/ Thomas M. Herzog

Thomas M. Herzog
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Third Quarter 2008 Earnings Release dated October 31, 2008